Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-263795) and Form F-3 (No. 333-268347, No. 333-268792, No. 333-271116, No. 333-273323 and No. 333-276491) of our report dated March 30, 2023, relating to the consolidated financial statements of Wallbox N.V., which appears in this Annual Report on Form 20-F.

/s/ BDO Bedrijfsrevisoren BV

BDO Bedrijfsrevisoren BV

Zaventem, Belgium

March 21, 2024